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                                                                EXHIBIT 23.2

          CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of The Robert Mondavi Corporation of our report dated August 20, 2004 relating to the financial statements and financial statement schedule, which appears in The Robert Mondavi Corporation's Annual Report on Form 10-K for the year ended June 30, 2004. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



PricewaterhouseCoopers LLP

San Francisco, California
October 7, 2004